UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Ensco plc

(Name of Registrant as Specified in Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on 24 May 2011.

VOTE DEADLINE - 23:59 New York City Time on 18 May 2011

ENSCO PLC	Meeting Information
Meeting Type: Annual Meeting
	For holders as of:	31 March 2011
	Date: 24 May 2011	Time: 8:00 a.m. London
ATTN: INVESTOR RELATIONS 500 NORTH AKARD STREET SUITE 4300 DALLAS, TX 75201	Location: Ensco plc 6 Chesterfield Gardens 3rd Floor London, W1J 5BQ, United Kingdom
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT     ANNUAL REPORT AND UNITED KINGDOM STATUTORY ACCOUNTS

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Voting Items

The Board of Directors recommends you vote FOR the resolutions in proposals 1 through 6 and 10 and for one year on proposal 11. The Board makes no recommendations with respect to proposals 7 through 9, other than to cast a vote on such proposals because it is precluded from making recommendations due to the directors’ respective interests in the subject matter of each of the proposals:

1.	An ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.
2.	An ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.
3.	An ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.
4.	An ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.
5.

An ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

6.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.
7.	A special resolution regarding the payment of Historic Dividends to shareholders to ratify and confirm the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby distributable profits have been appropriated to the payment of Historic Dividends on 18 June 2010, 17 September 2010 and 17 December 2010.

8.

A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against shareholders of record or ADS holders in respect of the Historic Dividends and to authorize an associated deed of release.

9.

A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against its directors with respect to the payment of the Historic Dividends and to enter into an associated deed of release.

10.	A non-binding advisory vote to approve the compensation of our named executive officers.
11.	A non-binding advisory vote to conduct the non-binding advisory shareholder votes on compensation of our named executive officers every year, two years or three years.